UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐ Definitive Information Statement

Aspyra, Inc.
 (Name of Registrant as Specified In Its Charter)

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(2) Aggregate number of securities to which transaction applies:___________

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(Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4) Proposed maximum aggregate value of transaction:____________

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)

and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by

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Aspyra, Inc.
26115-A Mureau Rd.
Calabasas, CA 91302

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the holders of more than a majority of the outstanding common stock of Aspyra, Inc., a California corporation (the “Company” “we”, “us”, or “our”), have approved the following action without a meeting of stockholders in accordance with Section 603 of the California General Corporation Law:

     The approval of an amendment to our articles of incorporation to effect a 101-to-1 reverse stock split. The action will become effective on the 20 th day after the definitive Information Statement is mailed to our stockholders.

The enclosed information statement contains information pertaining to the matters acted upon.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at www.aspyra.com.

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors
Rodney Schutt
Chief Executive Officer
October __ , 2009

ASPYRA, INC.
4360 Park Terrace Drive, Suite 220
Westlake Village, CA 91361

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about October  , 2009.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation, to effect a 101-to-1 reverse stock split.

How many shares of common stock were outstanding on October 14, 2009?

On October 14, 2009, the date we received the consent of the holders of more than a majority of the outstanding shares, there were 17,201,327 shares of common stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of approximately 65% of our outstanding shares of common stock that were entitled to give such consent.

What will be the effects of the reverse stock split?

•	Each share of common stock will become 1/101 (or approximately 0.0099) share of common stock

•	We will pay cash for fractional shares. As a result, if you own less than 101 shares of common stock, you will cease to be a stockholder.

•	We will have fewer than 300 stockholders.

•
We will terminate our registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon the filing of the notice of termination of registration under the Exchange Act, we will no longer be subject to the reporting obligations under the Exchange Act.

For more information on the reverse split, see “Amendment to Articles of Incorporation to Effect 101-to-1 Reverse Stock Split”.

Why did we choose to adopt a reverse stock split?

Our board of directors approved the reverse split in order to enable us to reduce the number of our stockholders and to terminate the registration of our common stock under the Exchange Act.  We have a large number of stockholders who own small quantities of our common stock.

On the effective date of the reverse split, each 101 shares of common stock will automatically be combined and changed into one share of common stock, which means that each share will be converted into 1/101 (or approximately 0.0099) shares of common stock.  No fractional shares of new common stock will be issued to any stockholder as a result of the reverse split.  We will pay the holders of fractional shares the value of their fractional shares, based on the last closing price for our common stock as of the effective date of the reverse split.

As a result of the reverse split, we will have fewer than 300 stockholders of record, and we will be able to terminate the registration of our common stock under the Exchange Act.   Upon filing a certification and notice of termination of registration under the Exchange Act, we will no longer be required to file the annual, quarterly and current reports which we are presently required to file.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

Why do we want to terminate the registration of our common stock?

The decision by our board of directors to approve the reverse split was made after carefully considering our long-term goals and our current operating environment, including our cash requirements. We estimate that we will realize significant cost savings resulting from the elimination of reporting obligations under the Exchange Act. We believe that continued reporting pursuant to the Exchange Act does not provide sufficient benefit to us or our stockholders, because of the significant costs of compliance and our low stock price. We believe that we and our stockholders are much better served by applying our financial and management resources to our operations.

AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT 101-TO-1 REVERSE STOCK SPLIT

Our board of directors and the holders of a majority of our outstanding shares of common stock have approved an amendment to our articles of incorporation to effect a 101-to-1 reverse stock split. The reverse split will become effective upon the filing of the amendment to the articles of incorporation with the Secretary of State of the State of California. We will file the amendment to our articles of incorporation to effect the reverse stock split approximately (but not less than) 20 days after this Information Statement is mailed to stockholders.

The amendment to the articles of incorporation will effect a 101-to-1 reverse split in our common stock, no par value (“Common Stock”). As a result of the reverse split, each 101 shares of Common Stock (the “Old Shares”) will become and be converted into one share of Common Stock (the “New Shares”). We will pay cash for fractional shares. As a result, any shareholder who owns less than 101 shares will cease to be a shareholder.

Our certificate of incorporation presently authorizes the issuance of 75,000,000 shares of common stock, no par value (“Common Stock”), and 500,000 shares of preferred stock, no par value (“Preferred Stock”).  As of the date of this information statement, 17,201,327 shares of Common  Stock and no shares of Preferred Stock are outstanding. The number of authorized shares of Common Stock and Preferred Stock and the par value of our Common Stock and Preferred Stock will not be affected by the amendment to our articles of incorporation.

No fractional shares of common stock will be issued in the reverse split.  We will pay cash in lieu of fractional shares based on the last closing price of our common stock as of the effective date of the reverse split.

By effecting the reverse split and paying cash for fractional shares, we will reduce the number of record owners of our Common Stock so that we will have fewer than 300 stockholders of record.  When we have fewer than 300 record owners of our Common Stock we will be able to terminate our registration under the Exchange Act.  As a result of the termination of our registration under the Exchange Act:

•
We will not be required to file annual reports, quarterly and current reports which are due after we file the notice of termination of registration.  We currently file annual reports on Form 10-K, which include our audited year-end financial statements, quarterly reports on Form 10-Q, which include unaudited quarterly and year-to-date financial statements, and current reports on Form 8-K, which report significant matters.  If the reverse split becomes effective prior to March 30, 2010, we will not be required to file a Form 10-K for the year ended December 31, 2009.

•
We will not be required to provide you with a proxy statement in connection with a meeting of stockholders or with an information statement in connection with action taken without a meeting.  We will be required to give you notice of the meeting or notice of action taken without a meeting under the California General Corporation Law, but we will not be required to provide you with the information that is required to be included in a proxy statement or an information statement.

•	Our officers, directors and 10% stockholders will not be required to file beneficial ownership reports on Forms 3, 4 and 5.

•	Holders of 5% of our stock would not be required to file statements of beneficial ownership on Schedules 13D or 13G.

In addition, many brokerage firms may have policies which discourage purchases and sales of stock of companies that are not reporting companies.

We presently have 75,000,000 authorized shares of Common Stock, of which 17,201,327 shares are outstanding, 8,653,078 shares are reserved for issuance upon exercise of outstanding debentures, 6,797,233 shares are reserved for issuance upon exercise of outstanding warrants, and 1,865,000 shares are reserved for issuance under outstanding options.

The reverse stock split will not change the number of authorized shares of the Company’s common stock under the Company’s articles of incorporation. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. The Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of Common Stock.

By increasing the number of authorized but unissued shares of Common Stock, the reverse split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of the Company or its stockholders. The reverse split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.  The reverse split may have the effect of permitting the Company’s current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.  However, the board of directors is not aware of any attempt to take control of the Company and the board of directors has not approved the reverse split with the intent that it be utilized as a type of anti-takeover device. The Company’s articles of incorporation and by-laws do not have any anti-takeover provisions.

The reverse split will become effective upon the filing with the California Secretary of State of an amendment to our articles of incorporation which states that, upon the filing of the articles of amendment, each share of common stock then issued and outstanding would automatically become and be converted into 1/101 share of common stock, which is approximately 0.0099 shares.  Each option or warrant to purchase one share of common stock will become an option to purchase 1/101 shares of common stock at an exercise price equal to 101 times the exercise price in effect immediately prior to the reverse split. The number of shares of common stock underlying convertible debentures will decrease by a factor of 101 and the conversion of the convertible debentures will increase by a factor by 101.

As a result of the reverse split:

•	We will have approximately 170,310 shares of Common Stock outstanding;

•	Approximately 18,465 shares of Common Stock will be issuable upon exercise of outstanding options with exercise prices ranging from $22.22 to $250.48.

•
Approximately 85,674 shares of Common Stock will be issuable upon conversion of outstanding convertible debentures, including approximately 53,735 shares issuable at a conversion price of $55.55 and approximately 31,939 shares issuable at a conversion price of $31.31.

•
Approximately 67,299 shares of Common Stock will be issuable upon exercise of outstanding warrants, including approximately 23,144 warrants with an exercise price of $0.55 and 44,155 warrants with an exercise price of $0.31.

The reverse split will decrease the number of shares of Common Stock outstanding and presumably increase the per share market price for the Common Stock. However, we cannot predict what effect, if any, the reverse split will have on the market for or the price of our Common Stock.  Because we will cease to be a reporting company, brokers may be reluctant to process trades in our stock.  Stocks that are not listed on a stock exchange or market or trade for less than $5.00 may be subject to restrictions pursuant to the internal rules of many brokerage houses.  These restrictions tend to adversely impact a stock’s marketability and, consequently, the stock’s price.  Since our stock price is presently very low, it is possible that some of these restrictions may already affect our stock.

Moreover, many leading brokerage firms are reluctant to recommend lower-priced securities, especially those that are issued by companies that are not reporting companies and have low stock prices and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks.

Based on the reduced number of record holders of our common stock our board of directors has elected to terminate our registration under the Exchange Act following the effectiveness of the reverse split. We estimate the anticipated cost savings resulting from the elimination of reporting obligations will be financially significant. We believe that continued reporting pursuant to the Exchange Act does not provide sufficient benefit to us or our stockholders, relative to the continued costs of compliance. We believe we and our stockholders are better served to the extent that we can apply our financial and management resources to our operations.

Principal Effects of the Reverse Split

As described above, the total number of shares of common stock that are outstanding and are issuable upon conversion of convertible debentures and exercise of options and warrants will be reduced by 100/101 (or approximately 99.01%).

We will obtain a new CUSIP number and we expect to obtain a new stock symbol for the new common stock effective at the time of the reverse split. Following the effectiveness of the reverse split, we will provide each record holder of common stock with information to enable such holder to obtain new stock certificates.

Our Common Stock currently trades on the NYSE Amex. On September 24, 2009, the Company received notice from NYSE Amex that the Company does not meet one of NYSE Amex’s continued listing standards as set forth in Part 10 of the NYSE Amex LLC Company Guide (the “Company Guide”). The notice received from NYSE Amex stated that the Company is not in compliance with Section 1003(a)(iv) of the Company Guide. The Company was afforded the opportunity to submit a plan of compliance to NYSE Amex by October 26, 2009, addressing how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by March 24, 2010. Because the Company intends to deregister under the Exchange Act, the Company does not intend to submit such a plan to NYSE Amex. Once we are no longer a reporting company, if our Common Stock trades, it will be on the Pink Sheets. This is likely to have an adverse impact on the trading and price of our Common Stock.

The certificate of amendment to our articles of incorporation, in the form of Appendix A hereto, will be filed with the Secretary of State of California and the reverse split will become effective as of the close of business on the date of such filing.

Our stockholders will not have any right of appraisal or any other right with respect to the reverse split other than the right to receive cash for fractional shares as described in this information statement.

Reasons for the Reverse Split

Our board of directors considered many factors in unanimously approving the reverse split, including the following:

•	The nature and limited extent of the trading in our Common Stock as well as the market value that the public markets are currently applying to us.

•	The direct and indirect costs associated with the preparation and filing of our periodic reports with the SEC.

•
The fact that many other typical advantages of being a public company, including enhanced access to capital and the ability to use equity securities to acquire other businesses, are not currently sufficiently available to us to an extent that would justify such costs.

In addition to the significant time and cost savings resulting from termination of our registration under the Exchange Act, the board believes that this action will allow our management to focus its attention and resources on building longer-term enterprise value.

For the reasons described above, our board of directors believes that the reverse split is fair to our stockholders.

Market and Market Price for Our Common Stock

As noted above, our Common Stock is traded on the NYSE Amex under the symbol APY. Once we are no longer a reporting company, if our stock trades, it will trade on the Pink Sheets. The following table sets forth for the periods indicated, the range of the high and low sale prices for the common shares as reported by the NYSE Amex. The prices do not include retail markups, markdowns, or commissions.

	High	Low
Fiscal 2007 ending December 31
Fir First Quarter	$2.45	$1.60
Sec Second Quarter	2.45	1.64
Thi Third Quarter	2.35	1.60
Fou Fourth Quarter	2.61	1.50

Fiscal 2008 ending December 31
Firs First Quarter	1.79	0.34
Sec Second Quarter	0.90	0.32
Thir Third Quarter	0.82	0.18
Fou Fourth Quarter	0.71	0.01
Ffff
Firs Fiscal 2009 ending December 31
F f First Quarter	2.98	0.15
S S Second Quarter	0.45	0.21
Thir Third Quarter	0.30	0.16
Fou Fourth Quarter (as of October 20, 2009)	0.27	0.21

On October 20, 2009, the last reported sales price of our common stock was $0.0255 per share.

We did not declare or pay any cash dividends in 2009, 2008 or 2007, and we do not anticipate paying cash dividends in the foreseeable future.

Exchange of Certificate and Elimination of Fractional Share Interests

On the effective date of the reverse split, each Old Share will automatically be combined and changed into 1/101 New Share. No additional action on our part or on the part of any stockholder will be required in order to effect the reverse split. Stockholders will be requested to exchange their certificates representing Old Shares held prior to the reverse split for new certificates representing New Shares issued as a result of the reverse split. Stockholders will be furnished the necessary materials and instructions to enable them to effect such exchange promptly after the effective date. Certificates representing Old Shares subsequently presented for transfer will not be transferred on our books and records, but we will effect the conversion of the Old Shares into New Shares. Stockholders should not submit any certificates until requested to do so.

In the event any certificate representing Old Shares is not presented for exchange upon our request, any dividends or other distributions that may be declared after the effective date of the reverse split with respect to the New Shares represented by such certificate will be withheld by us until the certificate for the Old Shares has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional New Shares will be issued to any stockholder. Accordingly, stockholders of record who would otherwise be entitled to receive fractional New Shares will be paid for their fractional shares based on the last closing price of the Common Stock as of the effective date of the Reverse Split.

Federal Income Tax Consequences of the Reverse Stock Split

The combination and change of each 101 Old Shares into one New Share should be a tax-free transaction, and the holding period and tax basis of the Old Shares will be transferred to the New Shares received in exchange therefore.  Provided that the Old Shares are held as a capital asset, the cash paid for fractional shares will be treated as a payment in redemption of the fractional shares and the stockholder will recognize a capital gain or loss, as the base may be, on the difference between the stockholder’s basis in the fractional share and the payment in lieu of the fractional share.

This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Accounting Consequences of the Reverse Stock Split

The par value of the Common Stock will remain unchanged at no par value after the reverse stock split. Also, the capital account of the Company will remain unchanged, and the Company does not anticipate that any other accounting consequences will arise as a result of the reverse stock split.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information about shares of common stock beneficially owned as of October 20, 2009 by:

▪	each of our directors, executive officers and our executive officers and directors as a group; and
▪	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock;

Name and Position	Shares of Common Stock Beneficially Owned	Percentage
Rodney Schutt Chief Executive Officer and Director	161,538 (1)	*
James R. Helms Vice President of Strategic Analysis	119,300 (2)	*
Lawrence S. Schmid Director	39,166 (3)	*
Robert S. Fogerson, Jr. Director	35,666 (4)	*
Norman R. Cohen Director	14,166 (5)	*
James Zierick Chairman	231,666 (6)	1.33%
Jeffrey Tumbleson Director	16,665 (7)	*
All officers and directors as a group (seven individuals)	618,167	3.53%
Estate of C. Ian Sym-Smith (8)	2,433,966 (9)	13.47%
Bradford G. Peters (10)	2,647,513 (11)	15.06%
Bicknell Family Holding Co. LLC (12)	1,909,135 (13)	9.99%
Potomac Capital Management (14)	946,000	5.50%
James Shawn Chalmers (15)	2,289,660	13.31%

 * less than 1%.

(1)  Does not include 700,000 shares issuable under currently non-exercisable options held by Mr. Schutt.

(2)  Includes 7,500 shares of common stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of October 20, 2009 held by Mr. Helms but excludes 2,500 shares of common stock issuable under currently non-exercisable stock options held by Mr. Helms.

(3) Includes 14,166 shares of common stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of October 20, 2009 held by Mr. Schmid, but excludes 25,834 shares of common stock issuable under currently non-exercisable stock options held by Mr. Schmid. Mr.  Schmid’s address is c/o Strategic Directions International, Inc., 6242 Westchester Parkway, Suite 100, Los Angeles, CA 90045.

(4) Includes 14,166 shares of Common Stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of October 20, 2009 held by Mr. Fogerson but excludes 25,834 shares of common stock issuable under currently non-exercisable stock options held by Mr. Fogerson. Mr.  Fogerson’s address is 2111 Austrian Pine Lane, Minnetonka, MN 55305.

(5) Includes 14,166 shares of common stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of October 20, 2009 held by Mr. Cohen but excludes 25,834 shares of common stock issuable under currently non-exercisable stock options held by Mr. Cohen.

(6) Includes 231,166 shares of common stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of July 20, 2009 held by Mr. Zierick but excludes 23,334 shares of Common Stock issuable under currently non-exercisable stock options held by Mr. Zierick.

(7) Includes 16,665 shares of common stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of October 20, 2009 held by Mr. Tumbleson but excludes 53,335 shares of common stock issuable under currently non-exercisable stock options held by Mr. Tumbleson.  Mr. Tumbleson’s address is 2107 Ipswitch Ct, Thompson’s Station, TN 37179.

(8) C. Ian Sym-Smith was a director of the Company from November 2005 until his death on September 18, 2009. Edd H. Hyde is the executor of the estate of Mr. Sym-Smith and has voting and dispositive powers over the shares of the Company owned by the estate.

(9) Includes 14,166 shares of Common Stock issuable under stock options that may be exercisable within 60 days of October 20, 2009, but excludes 25,834 shares of Common Stock issuable under currently non-exercisable stock options held by the estate of Mr. Sym-Smith. Also includes 423,753 shares of Common Stock issuable upon conversion of convertible debentures held by the estate of Mr. Sym-Smith and 433,065 shares of Common Stock issuable upon exercise of warrants held by the estate of Mr. Sym-Smith.

(10) Bradford G. Peters was a director of the Company from November 2005 to January 2008.

(11) Includes 14,166 shares of Common Stock issuable under stock options that may be exercisable within 60 days of October 20, 2009, but excludes 25,834 shares of Common Stock issuable under currently non-exercisable stock options held by Mr. Peters. Also includes 363,636 shares of Common Stock issuable upon conversion of convertible debentures held by Mr. Peters. Mr. Peters’s address is 21 Grove Lane, Greenwich, CT 06831.

(12) Martin C. Bicknell is the manager of Bicknell Family Holding Co., LLC and in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, may be deemed a control person, with voting and investment power (directly or with others), of the securities of the Company owned by Bicknell Family Holding Co., LLC. Mr. Bicknell disclaims beneficial ownership of these securities. Bicknell Family Holding Co., LLC’s address is 7400 College Blvd., Suite 205, Overland Park, Kansas 66210.

(13) The holder owns convertible notes convertible into an aggregate of 3,563,050 shares of Common Stock and warrants to purchase an aggregate of 4,582,404 shares of Common Stock. The notes and warrants owned by the holder provide that they cannot be converted or exercised, as applicable, to the extent such conversion or exercise, as applicable, would result in the holder and its affiliates beneficially owning more than 9.99% of our outstanding common stock on the date of such conversion or exercise, as applicable. The number and percentage of common stock deemed beneficially owned is limited accordingly.

(14) Potomac Capital Management LLC’s address is 825 Third Avenue, 33rd Floor, New York, NY 10022. Based on information contained in Schedule 13G/A filed with the SEC on May 6, 2009 by Potomac Capital Management LLC, Potomac Capital Management Inc. and Paul J. Solit as joint filers. Paul J. Solit is the Managing Member of Potomac Capital Management LLC and President of Potomac Capital Management Inc. All of the joint filers state that they have shared voting and shared dispositive power over 946,000 shares. The joint filers state that they own an aggregate of 946,000 shares of Common Stock.

(15)    Mr. James Shawn Chalmers’ address is 705 South 10th Street, Blue Springs, Missouri 64015. Mr. Chalmers states that he does not own any Common Stock directly but he is (i) the sole director and President and majority shareholder of J&S Ventures, Inc.; (ii) the sole manager and holder of 75% of the membership interests of Orion Capital Investments, LLC; and (iii) the sole trustee and sole beneficiary of the J. Shawn Chalmers Revocable Trust dated August 13, 1996.

Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name. Each person is deemed to own beneficially shares of common stock which are issuable upon exercise of warrants or upon conversion of convertible securities if they are exercisable or convertible within 60 days of October 20, 2009. None of the persons named in the table own any options or convertible securities.

ADDITIONAL AVAILABLE INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549. or may be accessed at www.sec.gov ..

FINANCIAL STATEMENTS

Copies of our Form 10-K for the year ended December 31, 2008, and Form 10-Q for the three months ended June 30, 2009, without exhibits, are incorporated by reference into this information statement. Copies of these reports, without exhibits, are being mailed with this information statement. Stockholders are referred to these reports for financial and other information about us.

By Order of the Board of Directors
Rodney Schutt
Chief Executive Officer
October , 2009

Appendix A

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

ASPYRA, INC.

Rodney Schutt and Anahita Villafane hereby certify that:

FIRST: They are the Chief Executive Officer and Secretary, respectively, of Aspyra, Inc., a California corporation (the “Corporation”).

SECOND: The Articles of Incorporation shall be amended as follows:

Upon the filing of this certificate of amendment, the corporation shall effect a one-for-101 reverse split whereby each share of common stock, no par value per share shall, without any action on the part of the holder, become and be converted into 1/101 shares of common stock, no par value per share. In connection with the reverse split, no fractional shares shall be issued. In lieu of fractional shares, each holder who would otherwise be entitled to receive fractional shares of new common stock, will, upon surrender of the certificates representing shares of old common stock, receive cash in lieu of such fractional shares.

THIRD:  The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

FOURTH:  The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Section 902 of the California General Corporation Law.  The total number of outstanding shares of Common Stock of the Corporation, as of the record date for such shareholder vote, is 17,201,327.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than 50% of the total number of outstanding shares of Common Stock.

The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Dated:     , 2009

By:	/s/ Rodney W. Schutt
Rodney W. Schutt
Chief Executive Officer

By:	/s/ Anahita Villafane
Anahita Villafane
Secretary